Exhibit 99.1

Rafael Holdings Strengthens its Focus on the Development of Trappsol® Cyclo™
and Announces Chief Executive Officer Bill Conkling Will Be Stepping Down from His Role

Cyclo Therapeutics’ TransportNPC™ Phase 3 clinical trial for Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, a rare and fatal genetic disease, is fully enrolled and results from the 48-week interim analysis are expected in the middle of 2025

NEWARK, NJ– April 24, 2025 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL; NYSE American: RFL-WT) today announced that, following the merger with Cyclo Therapeutics, Bill Conkling will be stepping down as CEO and assuming an advisory role with the Company. Rafael’s Executive Chairman and Chairman of the Board, Howard Jonas will assume the role of CEO.

During his tenure as CEO, Bill played a pivotal role in identifying investment opportunities with the potential to re-establish Rafael as a late-stage clinical development company. With the completion of our merger with Cyclo Therapeutics, Rafael Holdings has accomplished that goal and is working to bring a much-needed new treatment to market with the potential to improve the lives of patients suffering with Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal, and progressive genetic disorder.

“On behalf of the Board and the entire Rafael Holdings team, I extend our deepest gratitude to Bill for his dedication to our company and success in transforming Rafael into a late-stage clinical biotechnology company. We are pleased that we will be able to continue to benefit from Bill’s guidance and experience as he seeks out new challenges and opportunities. Bill is committed to a seamless transition which strengthens our focus to ensure that we are well prepared for the mid-year 48-week interim analysis of the TransportNPC™ Phase 3 clinical trial,” said Howard Jonas, Executive Chairman and Chairman of the Board.

Bill Conkling commented, “It has been an honor to lead Rafael Holdings and work with the Cyclo Therapeutics board and leadership team to bring the two companies together. I am excited to see the results from the 48-week interim analysis of the TransportNPC™ Phase 3 clinical trial, and believe that Trappsol® Cyclo™ has the potential to be a market leader in the treatment of NPC1. Howard and I have full confidence in Scott Fine, CEO of Cyclo Therapeutics, and his team to successfully execute and create value for Rafael Holdings shareholders.”

About Rafael Holdings, Inc.

Rafael Holdings, Inc. holds interests in clinical and early-stage pharmaceutical and certain other companies, including our wholly-owned subsidiary, Cyclo Therapeutics, LLC, a clinical stage biotechnology company dedicated to developing Rafael’s lead clinical candidate, Trappsol® Cyclo™, which is being evaluated in clinical trials for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal, and progressive genetic disorder.  Rafael also holds majority equity interests in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries, and Day Three Labs, Inc., a company which empowers third-party manufacturers to reimagine their existing cannabis offerings.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2024, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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